FIRST FEDERAL
                                                             BANKSHARES, INC.

PRESS RELEASE

July 20, 2006
For Immediate Release

For Further Information Contact:            Michael W. Dosland
                                            First Federal Bankshares, Inc.
                                            329 Pierce Street, P.O. Box 897
                                            Sioux City, IA  51102
                                            712.277.0200


                         FIRST FEDERAL BANKSHARES, INC.
                  APPOINTS CHUCK TERLOUW TO BOARD OF DIRECTORS


Sioux City, Iowa - July 20, 2006. First Federal Bankshares,  Inc. (Nasdaq Global
Market: FFSX) has announced the appointment of Charles D. Terlouw, C.P.A. to its Board of Directors and to the Audit Committee filling the vacancy created by the previously announced resignation of another Board Member.

A native Iowan, Mr. Terlouw is a retired Audit Partner with KPMG LLP and currently serves as an Associate Professor of Accounting at Drake University in Des Moines, Iowa. Board Chairman Arlene T. Curry and Michael W. Dosland, President and Chief Executive Officer of the Company, welcomed Mr. Terlouw to the Board. Ms. Curry said, "We look forward to the expertise that he will bring to the Company, not only in the areas of accounting, finance, and audit, but also his general business knowledge and experience."

Mr. Terlouw was also appointed to the Board of the Company's wholly owned principal operating subsidiary, First Federal Bank. First Federal Bank operates eight offices in northwest Iowa, an office in South Sioux City, Nebraska, and six offices in central Iowa.